SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ____)

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ENVIRONMENTAL TECTONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENVIRONMENTAL TECTONICS CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 18, 2012

TO THE SHAREHOLDERS OF ENVIRONMENTAL TECTONICS CORPORATION:

The Annual Meeting of the Shareholders of Environmental Tectonics Corporation (“ETC” or the “Company”) will be held at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 on Thursday, October 18, 2012, at 10:00 a.m. for the following purposes:

I.	To elect seven Directors to serve on the Board of Directors until ETC’s 2013 Annual Meeting of Shareholders and until their successors are elected.

II.	To ratify the appointment of McGladrey LLP as the independent registered public accounting firm for ETC for the fiscal year ending February 22, 2013.

III.	To transact such other business as may properly come before the meeting and any adjournment of the meeting.

The Board of Directors has fixed the close of business on August 23, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN ORDER THAT YOUR SHARES MAY BE VOTED.  TO SIMPLIFY THIS PROCESS, YOUR VOTE MAY BE CAST BY MAIL.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 18, 2012:  The proxy statement and our 2012 Annual Report to Shareholders are available at the Investors section of our website at http://phx.corporate-ir.net/phoenix.zhtml?c=106827&p=proxy.

By Order of the Board of Directors

JAMES D. CASHEL
Secretary

September 18, 2012

ENVIRONMENTAL TECTONICS CORPORATION
125 James Way
County Line Industrial Park
Southampton, Pennsylvania 18966

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

October 18, 2012

Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Environmental Tectonics Corporation, a Pennsylvania Corporation (“ETC” or the “Company”), of proxies for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, October 18, 2012, at our executive offices at 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 and at any postponement or adjournment thereof.  This proxy statement and accompanying form of proxy are being sent to shareholders on or about September 18, 2012, along with our 2012 Annual Report.  In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail, or facsimile transmission by Directors, officers, and employees of ETC who will not be specially compensated for such solicitation activities.  The expense of soliciting proxies will be borne by the Company. ETC will also make arrangements with brokers, dealers, nominees, custodians, and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and ETC may reimburse them for their reasonable expenses incurred in forwarding materials.

Voting and Revocation of Proxies

When a proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon, unless the proxy is duly revoked as described below.

Signed proxies not marked to the contrary will be voted “FOR” the election of the Board of Directors’ nominees and “FOR” the ratification of the appointment of the independent registered public accounting firm.  The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the Annual Meeting.

Signed proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof, in the discretion of the persons named as proxy holders.  Any such proxy may be revoked at any time before its exercise by (i) executing and delivering a later dated proxy to the Secretary of the Company, (ii) giving written notice of revocation to the Secretary of the Company, or (iii) voting in person at the Annual Meeting.  Our mailing address is 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966.

Quorum and Voting Requirements

Each share of Common Stock outstanding is entitled to one vote on the matters on which shares of Common Stock are entitled to vote, except as noted below.  Except as expressly noted below, all holders of Common Stock of ETC are entitled to vote on all matters listed in the Annual Meeting notice.

H.F. Lenfest (“Lenfest”) directly holds 2,213,091 shares of ETC Common Stock.  He also holds 21,741 shares of Series E Preferred Stock that is convertible to 10,870,321 shares of Common Stock, 386 shares of Series D Preferred Stock that is convertible to 225,091 shares of Common Stock, and 700,000 Common Stock warrants that are exercisable for 594,335 shares of Common Stock.  Under the respective terms of the Series E and Series D Preferred Stock, Lenfest is entitled to vote all of his equivalent common shares on an as-converted basis.  Lenfest is not entitled to vote the shares of Common Stock underlying the Common Stock warrants.

As of August 23, 2012, which was the record date for the Annual Meeting, there were 9,143,296 shares of ETC Common Stock outstanding.  In addition, as described above, Lenfest holds Series E Preferred Stock and Series D Preferred Stock that are convertible into 11,095,412 shares of ETC Common Stock; thus, a total of 20,238,708 shares will be eligible to vote at the Annual Meeting.

A quorum sets the standard which needs to be met in order for a meeting, such as the Annual Meeting, to be properly held.  The presence, in person or by proxy, of a majority in interest of all shares entitled to vote on a matter shall constitute a quorum for the transaction of business at the Annual Meeting.

Once a share is represented at the Annual Meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or must be, set for the adjourned meeting.  At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy elects to abstain on a matter (“abstentions”) or whether a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a matter because the beneficial owner has not provided voting instructions and the broker, bank, or other nominee does not have discretionary authority to vote shares on the matter (“broker non-votes”).  For the Annual Meeting, if you beneficially own your shares in “street name” and do not provide voting instructions, your broker, bank, or nominee may not exercise voting discretion with regard to Proposal I, but may exercise voting discretion with regard to Proposal II.

Proposal I (Election of Directors):  Directors are elected by a plurality and the seven nominees who receive the most votes will be elected.  Abstentions and broker non-votes will not be counted as votes cast in determining the outcome of the election, and will thus have no effect on the adoption of this proposal.

Proposal II (Ratification of selection of independent registered public accounting firm):  The proposal to ratify the appointment of McGladrey LLP as ETC’s independent registered public accounting firm must be approved by a majority of the votes cast on this proposal by all shareholders entitled to vote thereon at the Annual Meeting.  Abstentions and broker non-votes will not be counted as votes cast in determining the ratification of the appointment of the independent registered public accounting firm, and will thus have no effect on the adoption of this proposal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement and proxy card?

Our Board of Directors is soliciting your proxy for our Annual Meeting of Shareholders scheduled to take place at 10:00 a.m. on Thursday, October 18, 2012 at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966.  You are receiving a proxy statement and proxy card because our records indicate that you own shares of our Common Stock.  This proxy statement describes the matters on which we would like you, as a shareholder, to vote.  It also gives you information on these matters so that you can make an informed decision.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and other required information.  Our Annual Report for the fiscal year ended February 24, 2012 (“fiscal 2012”) is also enclosed.

Who may vote at the Annual Meeting?

Common Stock is the only class of stock that is entitled to vote at the Annual Meeting.  Holders of ETC’s Common Stock and holders of other classes of stock which are entitled to vote on a Common Stock equivalent basis may vote their shares at the Annual Meeting.  Other than shareholders who hold Common Stock, Lenfest is the only shareholder who can vote equivalent common shares.  As noted above, Lenfest holds Common Stock and he also holds 21,741 shares of Series E Preferred Stock that is convertible to 10,870,321 shares of Common Stock, and 386 shares of Series D Preferred Stock that is convertible to 225,091 shares of Common Stock.  Under the respective terms of the Series E and Series D Preferred Stock, Lenfest is entitled to vote all of his equivalent common shares under the Series D Preferred Stock and the Series E Preferred Stock on an as-converted basis.

What are the voting rights of ETC shareholders?

Each shareholder is entitled to one vote per common share on all matters.

What proposals will be voted on at the Annual Meeting?

You are voting on the following matters at the Annual Meeting:

I.	To elect seven Directors to serve on the Board of Directors until ETC’s 2013 Annual Meeting of Shareholders and until their successors are elected.

II.	To ratify the appointment of McGladrey LLP as the independent registered public accounting firm for ETC for the fiscal year ending February 22, 2013.

III.	To transact such other business as may properly come before the meeting and any adjournment of the meeting.

What happens if additional proposals are presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Robert L. Laurent, Jr. and James D. Cashel (see the affiliation of these employees under “Executive Officers” on page 11), will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.  If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board of Directors.

What is ETC’s voting recommendation?

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees set forth in Proposal I in this proxy statement and “FOR” the ratification of the appointment of the independent registered public accounting firm set forth in Proposal II in this proxy statement.

How many votes must be present to conduct business at the Annual Meeting?

A quorum sets the standard which needs to be met in order for a meeting, such as the Annual Meeting, to be properly held.  The presence, in person or by proxy, of a majority in interest of all shares entitled to vote on a matter shall constitute a quorum for the transaction of business at the Annual Meeting.  Your shares are counted as present at the Annual Meeting if you attend and vote in person or if you properly return a proxy card.

What vote is required to elect Directors?

The Board of Directors are elected by a plurality of votes, which means that the seven Directors receiving the highest number of votes will serve as members of the Board of Directors until their successors have been elected and qualified.

What vote is required to ratify the appointment of our independent registered public accounting firm?

The proposal to ratify the appointment of McGladrey LLP as ETC’s independent registered public accounting firm must be approved by a majority of the votes cast on this proposal by all shareholders entitled to vote thereon at the Annual Meeting.

How do I vote?

You may vote your shares of Common Stock on matters that are properly presented at the Annual Meeting by any of the following methods:

•	By completing the accompanying form of proxy and returning it in the envelope provided; or

•	By attending the Annual Meeting and casting your vote in person.

Can the proxy materials be accessed electronically?

The proxy statement for the Annual Meeting is available at the Investor Relations section of our website at http://phx.corporate-ir.net/phoenix.zhtml?c=106827&p=proxy.  Additionally, ETC has sent the proxy materials for the Annual Meeting to shareholders on or about September 18, 2012 by first-class U.S. mail.

How do I vote if my shares of Common Stock are held in “street name”?

If you hold your shares of ETC Common Stock in “street name” with a broker, financial institution, or another holder of record, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your shares of Common Stock.  As a beneficial owner of ETC Common Stock, you have the right to direct the record holder on how to vote the shares held on your behalf.  If you hold your shares of Common Stock in “street name,” your record holder, or nominee, may be participating in a program that allows you to submit a proxy by telephone or via Internet.  If so, the voting form your nominee sent you will provide instructions for submitting your proxy telephonically or electronically via the Internet.

If you hold your shares of Common Stock in “street name” and wish to attend the Annual Meeting and vote in person, you must bring a valid photo ID and a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on August 23, 2012, the record date for voting, and that you have a right to vote your shares.

How do I change or revoke my proxy representing my shares of Common Stock?

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised.  Unless revoked, the shares of Common Stock represented by a submitted proxy will be voted at the Annual Meeting and any adjournment thereof.  You may revoke your proxy at any time before it is actually voted or exercised at the Annual Meeting by executing and delivering a later dated proxy, by giving notice of revocation to the Secretary of ETC in writing, or by attending the Annual Meeting and giving notice of revocation in person.  Any shareholder who attends the Annual Meeting and revokes his or her proxy may vote in person; however, your attendance at the Annual Meeting alone will not revoke your proxy.  The last-dated proxy you submit (by any means) will supersede any previously submitted proxy.  If you hold your Common Stock in “street name” and instructed your broker, financial institution, or other record holder to vote your shares and you would like to revoke or change your vote, then you must follow the instructions provided by your record holder.

How do I vote in person?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive.  If your shares are held in “street name,” you must bring a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on August 23, 2012, the record date for voting, and that you have a right to vote your shares.

Who will count the votes?

A representative of American Stock Transfer will serve as the Judge of Election and tabulate the votes.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting.  We will announce the final voting results in a Current Report on Form 8-K that the Company will file with the United States Securities and Exchange Commission when the results are available.  The SEC’s website may be accessed at www.sec.gov.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company will bear the cost of soliciting votes for the Annual Meeting.

Who can answer my questions about the Annual Meeting?

If you have additional questions about the Annual Meeting, you should contact:

Environmental Tectonics Corporation
125 James Way
County Line Industrial Park
Southampton, Pennsylvania 18966
Attention:  James D. Cashel, General Counsel and Corporate Secretary
Phone Number:  (215) 355-9100

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 23, 2012, the number of shares and percentage of our Common Stock owned beneficially by each Director, each nominee for Director and each executive officer named in the Summary Compensation Table, and each person beneficially owning, to our knowledge, more than 5% of our outstanding Common Stock.1  The table also sets forth the holdings of all directors and executive officers as a group.

Name and Address	Number of shares		Percentage
William F. Mitchell 2	1,317,924	3	14.4%
c/o Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966

George K. Anderson, M.D.4	57,917	5	*
8 Little Harbor Way
Annapolis, MD 21403

H.F. Lenfest 4	13,902,838	6	66.7%
c/o The Lenfest Group
Five Tower Bridge-Suite 460
300 Barr Harbor Drive
West Conshohocken, PA 19428

Roger Colley 4	-		*
c/o Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966

George A. Sawyer 4	29,218	7	*
404 North Union Street
Alexandria, VA 22314

Winston E. Scott 4	3,724		*
c/o Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966

Linda J. Brent, Ed.D.4	1,619		*
c/o The Asta Group
2011 Crystal Drive, Suite 400
Arlington, VA 22202

T. Todd Martin, III	999,592	8	10.9%
50 Midtown Park East
Mobile, AL 36606

Pete L. Stephens	653,723		7.2%
22 Triblestone Lane
Hilton Head Island, SC 29928

Robert L. Laurent, Jr. 9	3,334	10	*
c/o Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966

James D. Cashel 11	10,333	12	*
c/o Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966

All Directors, Nominees for Director, and Executive Officers as a group (9 persons)	15,326,907	13	74.8%

* less than 1%

1 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.  Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.  The “Percent of Common Stock” is based on a denominator for the applicable Beneficial Owner equal to the sum of: (i) 9,143,296 shares of Common Stock outstanding, (ii) the shares of Common Stock, which may be acquired by such Beneficial Owner upon the exercise of options owned by such Beneficial Owner that are presently exercisable or exercisable within sixty days of August 23, 2012, and (iii) the shares of Common Stock beneficially owned by Lenfest set forth in footnote 6 below.

2 Chairman of the Board, President, Chief Executive Officer, and Director of the Company.

3 Includes 45,200 shares of Common Stock held by Mr. Mitchell’s wife.  Also includes 22,000 shares of Common Stock, which may be acquired upon the exercise of options that are presently exercisable.

4 Director of the Company.

5 Includes 56,667 shares of Common Stock, which may be acquired upon the exercise of options that are presently exercisable.

6 Includes 10,870,321 shares of Common Stock issuable upon conversion of 21,741 shares of Series E Preferred Stock, 225,091 shares of Common Stock issuable upon conversion of 386 shares of Series D Preferred Stock, and 594,335 shares of Common Stock issuable upon exercise of 700,000 Common Stock warrants that are presently exercisable.  Mr. Lenfest can currently vote his Preferred Stock on an as-converted basis.

7 Includes 6,667 shares of Common Stock, which may be acquired upon the exercise of options that are presently exercisable.

8 Includes 938,692 shares of Common Stock owned by Advanced Technology Asset Management, LLC, a limited liability company of which T. Todd Martin, III is manager.  Also includes 26,900 shares owned by Allied Williams Co, Inc., a corporation of which Mr. Martin is an officer and director, 17,000 shares owned by Equity Management, LLC, a limited liability company of which Mr. Martin is manager, 7,000 shares owned by trusts of which Mr. Martin is trustee, and 10,000 shares owned by Perdido Investors, LLC, of which Mr. Martin is the manager.

9 Chief Financial Officer of the Company.

10 Includes 3,334 shares of Common Stock, which may be acquired upon the exercise of options that will be exercisable on September 12, 2012.

11 General Counsel and Corporate Secretary of the Company.

12 Includes 10,333 shares of Common Stock, which may be acquired upon the exercise of options that are presently exercisable.

13 Includes 85,334 shares of Common Stock, which may be acquired by members of the Board of Directors upon the exercise of options that are presently exercisable.  Additionally, includes 10,870,321 shares of Common Stock issuable upon conversion of 21,741  shares of Series E Preferred Stock, 225,091 shares of Common Stock issuable upon conversion of 386 shares of Series D Preferred Stock, and 594,335 shares of Common Stock issuable upon the exercise of 700,000 Common Stock warrants, all held by Mr. Lenfest.  Also includes 3,334 shares of Common Stock, which may be acquired by Mr. Laurent upon the exercise of options that will be exercisable on September 12, 2012, and 10,333 shares of Common Stock, which may be acquired by Mr. Cashel upon the exercise of options that are presently exercisable.

PROPOSAL I -- ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors will consist of not less than five or more than thirteen Directors.  Within the foregoing limits, the Board of Directors may, from time to time, fix the number of Directors.  The Board of Directors has fixed the number of Directors at seven Directors.

Vacancies in the Board of Directors occurring by reason of death, resignation, or otherwise of a Director may be filled for the unexpired term by a majority vote of the remaining Directors of the Board of Directors although less than a quorum.  Newly created directorships resulting from an increase in the authorized number of Directors by action of the Board of Directors may be filled by a majority vote of the Directors serving at the time of such increase.  Each Director so elected to fill a vacancy or a newly created Directorship shall hold office until such Director’s successor is elected by the shareholders at the next annual or special meeting of shareholders or until the earlier death, resignation, removal or disqualification of each such Director.

At the Annual Meeting, seven Directors will be elected to serve for a one-year term and until their successors are elected and qualified.  Messrs. Colley, Mitchell, Lenfest, Sawyer, and Scott, and Dr. Anderson and Dr. Brent are Directors seeking re-election.

The Nominating and Governance Committee of the Board of Directors has unanimously nominated George K. Anderson, M.D., Linda J. Brent, Ed.D., Roger Colley, H. F. Lenfest, William F. Mitchell, George A. Sawyer,  and Winston E. Scott for election as Directors of the Company.  Each of the nominees has consented to being named in this proxy statement and to serve if elected.  If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors.  The Company has no present reason to believe that any of the nominees will be unable to serve as a Director, if elected.  In addition, Mr. Lenfest, in accordance with rights granted to him under the Lenfest Financing Transaction and as a holder of the Series D and Series E Preferred Stock, discussed herein on pages 22-24, has consented to all nominees to the Company’s Board of Directors.

The seven nominees who receive the highest number of votes cast at the Annual Meeting will be elected as Directors.  Shares represented by properly executed proxies will be voted for the nominees named below unless otherwise specified in the proxy by the shareholder.  Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of Directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect.  Shareholders cannot cumulate their votes for the election of Directors.  No proxy may be voted for a greater number of persons than the number of nominees named.

Nominees for Election as Director

The Board of Directors unanimously recommends that the holders of our voting securities vote for the election of the following nominees:

Name	Age	Served as Director Since 1	Current Positions and Offices

William F. Mitchell 2	70	1969	Chairman of the Board of Directors, President, Chief Executive Officer, and Director

George K. Anderson, M.D. 3	66	2003	Director

Linda J. Brent, Ed.D. 4	57	2010	Director

Roger Colley 5	74	2011	Director

H. F. Lenfest 6	82	2003	Director

George A. Sawyer 7	81	2009	Director

Winston E. Scott 8	61	2010	Director

1 Directors are elected for one-year terms.

2 Mr. Mitchell has been our Chairman of the Board of Directors, President, and Chief Executive Officer since 1969, except for the period from January 24, 1986 through January 24, 1987, when he was engaged principally in soliciting sales for our products in the overseas markets.  Mr. Mitchell received a Bachelor of Science degree in physics from Drexel University and has completed graduate work in mechanical and electrical engineering.  He is a member of the ASME and Drexel University engineering advisory boards.  Additionally, he is a member of the Society of Automotive/Aerospace Engineering, the International Society of Pharmaceutical Engineering, the Undersea and Hyperbaric Medical Society, the Aerospace Medical Association, the American Society of Mechanical Engineering, and the Institute of Environmental Sciences.

3 Dr. Anderson is an experienced physician executive.  Since 2005, Dr. Anderson has served as Executive Director of the Association of Military Surgeons of the United States (AMSUS).  AMSUS, the nonprofit Society of the Federal Health agencies, operates from a headquarters located in Bethesda, Maryland.  Previously, he served in the Air Force as a flight surgeon, aerospace medicine staff officer, and commander of several medical organizations in Korea, Germany, and United States.  He retired from active duty in the grade of Major General.  Following his thirty years of military service, he transitioned to executive positions in the private sector.  He served as Chief Executive Officer of the Koop Foundation from 1997 to 1998 and as Chief Executive Officer at Oceania, Inc., a medical software company, from 1999 to 2001 and an independent medical technology consultant.

4 Dr. Brent has served as the Chief Executive Officer and Senior Managing Associate for the ASTA Group, LLC, a business development, communications, and consulting firm, since 2007.  Additionally, she provides support to the National Training and Simulation Association for strategic planning.  Her former positions include serving as Vice President, Business Development of TYBRIN Corporation, with L-3 Communications as Corporate Director of Homeland Security, Director of Advanced Programs for the Link Simulation and Training Division, and as the Director of Operations for Link’s Orlando location.  Dr. Brent also spent ten years at Lockheed Martin Corporation in various capacities.  She holds Bachelors and Masters Degrees and a Doctorate in Education.

5 Roger Colley is a retired corporate business executive.  A graduate from the Wharton School of the University of Pennsylvania, he is a retired Certified Public Accountant and a member of the American Institute of Certified Public Accountants.  Mr. Colley served as President of Betz Laboratories, Inc. and Envirogen, Inc., two public companies known as the technical leaders in their respective fields.  Mr. Colley also provided guidance to a number of start-up enterprises in a variety of markets, and devoted fifteen years as a Trustee of The Children’s Hospital of Philadelphia.

6 Mr. Lenfest practiced law with Davis Polk & Wardwell before joining Triangle Publications, Inc., in Philadelphia as Associate Counsel in 1965.  In 1970, Mr. Lenfest was placed in charge of Triangle’s Communications Division, serving as Editorial Director and Publisher of Seventeen Magazine and President of the CATV Operations.  In 1974, Mr. Lenfest, with the support of two investors, formed Lenfest Communications, Inc., which purchased Suburban Cable TV Company and Lebanon Valley Cable TV Company from Triangle with a total of 7,600 subscribers.  In January 2000, Mr. Lenfest sold his cable television operations, which by then served 1.2 million subscribers, to Comcast Corporation.  Mr. Lenfest is the owner of various other businesses and is active in many philanthropic activities including Chairman of the Boards of the Curtis Institute, the Lenfest Foundation, the American Revolution Center, and the James Madison Council of the Library of Congress.  Mr. Lenfest is also a Trustee of Columbia University and a former Chair of the Board of the Philadelphia Museum of Art.  Since 1989, Mr. Lenfest has served on the Board of Directors for TelVue Corporation, a broadcast technology company.  Mr. Lenfest is a graduate of Washington and Lee University and Columbia Law School.

7 Mr. Sawyer is a founding partner of J.F. Lehman & Company and currently serves as Executive Advisor.  J.F. Lehman & Company is a private equity investment firm that focuses exclusively on acquiring middle market companies in the defense, aerospace and maritime industries and the technologies that originate from them.  From 1993 to 1995, he served as President and Chief Executive Officer of Sperry Marine, Inc.  Prior thereto, Mr. Sawyer held a number of prominent positions in private industry and in the United States government, including serving as President of John J. McMullen Associates, President and Chief Operating Officer of TRE Corporation, Executive Vice President and Director of General Dynamics Corporation, Vice President of International Operations for Bechtel Corporation and Assistant Secretary of the Navy for Shipbuilding and Logistics.  He graduated Phi Beta Kappa from Yale University and completed graduate studies in nuclear engineering at the Knolls Atomic Power Laboratories.  He is also the co-inventor of the Consolidated Nuclear Steam Generator II and served in the US Navy for ten years as a nuclear submariner.  Mr. Sawyer currently serves on the Boards of U.S. Joiner Holding Company, CHI Systems, Inc. and Water Generating Systems, LLC and two non-profit entities (i.e., Lets Go, LLC and the Alexandria Hospital Foundation).  Mr. Sawyer has also served as a Director of Atlantic Marine Holding Company, Black Light Power Inc. and the Webb Institute.

8 Mr. Scott is a retired U. S. Navy Captain and former NASA Astronaut and since 2008 has served as Dean of the College of Aeronautics of the Florida Institute of Technology.  His professional experience includes significant industry and academic positions as well as a 27-year career in the U. S. Navy.  During his Navy career, Mr. Scott accumulated more than 5,000 hours of flight time in 20 different military and civilian aircraft and more than 200 shipboard landings.  Mr. Scott was selected by NASA for their Astronaut program in March 1992.  He served on two space shuttle missions, logging more than 24 days in space including three spacewalks totaling over 19 hours.  Mr. Scott’s civilian experience includes serving as the Vice President for Student Affairs for Florida State University, an Associate Dean and Adjunct Instructor position at FSU College of Engineering, Executive Director of the Florida Space Authority, and as Vice President and Deputy General Manager of the engineering and science contract group for Jacobs Engineering in Houston, Texas.  Mr. Scott holds a B.A. in Music from Florida State University, a M.S. in aeronautical engineering from the U.S. Naval Postgraduate School, and honorary doctorates from Florida Atlantic University and Michigan State University.  Mr. Scott belongs to the American Institute of Aeronautics & Astronautics, Aircraft Owners and Pilots Association, Experimental Aircraft Association, and Bronze Eagles Association of Texas.  Since 2003, Mr. Scott has served as a director of Gulf Power Company, a subsidiary of The Southern Company, a public company which is traded on NYSE.  Mr. Scott also serves as a Director for a non-profit entity (the Astronaut Memorial Fund).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR DR. ANDERSON, DR. BRENT, AND
MESSRS. COLLEY, LENFEST, MITCHELL, SAWYER AND SCOTT.

Information Concerning the Board of Directors, Board Committees and Corporate Governance

Our Board of Directors consists of seven members, one of whom (Mr. Mitchell) is also a member of management.  Each Board member brings a diverse combination of background, education, and interests to the Board’s oversight responsibility.  In evaluating a nominee for Board membership, the Nominating and Governance Committee considers a number of factors including education and background, relevant experience, industry affiliations, personal interests, and diversity.

We have structured our Board to address the diverse nature of our businesses and each director brings particular knowledge and experience that enhances the Board as a whole.  The following provides information about each director’s specific experience, qualifications, attributes, or skills that supports the conclusion that he or she should serve as a director of the Company.  Mr. Mitchell has been instrumental in introducing new technologies since the Company’s inception and brings to the Board detailed knowledge of the technology of each of our businesses.  Dr. Anderson, a former flight crew member with the U.S. Air Force, is a medical doctor with extensive experience in hyperbaric medicine and the aeromedical impact of flight.  He is a key supporter of our Authentic Tactical Fighter Systems (“ATFS”) and a subject matter expert for our hyperbaric monoplace business.  Dr. Brent, because of her prior experience in the defense sector, is knowledgeable of the simulation sector and an asset to the Board and the Company as it seeks to expand the market for its Advanced Disaster Management Simulator (“ADMS”) product.  Mr. Colley is a retired certified public accountant who also was the President of two public companies known as the technical leaders in their respective fields.  He brings to the Board knowledge of the financial aspects affecting the management of a company like ETC.  Mr. Lenfest, an attorney, spent 25 years managing and growing a company, is an investor with a long term horizon, and brings to the Board his understanding and appreciation of the longer development and marketing cycle required to introduce new technologies to an industry.  Mr. Sawyer spent numerous years on both sides of procurement with the U.S. Navy and offers the Board valuable insight to proposal review and the management of complex government contracts.  Mr. Scott, a pilot and former astronaut, assists the Company and the Board with respect to strategic planning for its NASTAR Center.

Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  Our Audit Committee is assigned responsibility for overseeing financial risk.  Our Nominating and Governance Committee oversees compliance risk.  Our Compensation Committee evaluates compensation philosophy and policy with particular focus on their effect on enterprise risk.

Mr. Mitchell serves the dual function as President/CEO and Chairman of the Board.  We feel that this dual function is appropriate given the nature of our business.  Our Company’s core strength is our ability to design, develop, and integrate new technologies into our product lines.  In our main market, aircrew training systems, each new aircraft introduces a quantum leap forward in performance and application.  To continue to successfully market our simulators, we must understand the important new features and be able to recreate their effects in a ground based training device.  Mr. Mitchell has significant technical education, experience, training, and an in-depth working knowledge of the Company’s technology; as a result, he is able to educate the Board members on the applications of our technologies.  As the chief spokesperson for our core technology, ATFS, he can provide valuable insight to the Board as to the evolution of and acceptance for this new and unique training method.  ETC is a technology-driven Company; as such, we feel the Board leader should possess this background.

While Dr. Anderson, Dr. Brent, and Messrs. Colley, Sawyer, and Scott meet the Company’s standards for independent directors, we do not have a lead independent director.

Executive Officers

In addition to William F. Mitchell, who is a Director, President, and Chief Executive Officer of the Company, Robert L. Laurent, Jr., age 57, and James D. Cashel, age 50, currently serve as executive officers of the Company.

Mr. Laurent joined the Company in March 2011 and was named Chief Financial Officer in July 2011.  From 1987 to 2008, Mr. Laurent was with Fedders Corporation where he served as Executive Vice President and Chief Financial Officer from 1987 to 1998 and from 2004 to 2008.  From 1998 to 2004, Mr. Laurent served as Executive Vice President – Acquisitions and Alliances.  Mr. Laurent was a private consultant from 2008 through 2010.  Mr. Laurent received a B.S. in accounting from Villanova University.

Mr. Cashel joined the Company in 2008 as General Counsel and was appointed Corporate Secretary in July 2009.  From 1996 through 2008, Mr. Cashel was in private law practice.  Prior to joining the Company, Mr. Cashel was a partner for several years in a large general practice law firm in Philadelphia, Pennsylvania.  Mr. Cashel, who is also a registered patent attorney, received a Bachelor of Science degree in Chemical Engineering from Drexel University in 1987, and from 1987 through 1994 he was employed in various engineering positions.

Committees of the Board of Directors

During the fiscal year ended February 24, 2012, the Board of Directors held four meetings, and six of the seven members attended at least 75% of the regularly scheduled and special meetings of the Board and its committees on which he or she served.  Mr. Winston E. Scott attended four of the six Board and committee meetings during the fiscal year ended February 24, 2012.  Mr. Scott was unable to attend certain of the meetings for personal reasons.  We have three standing Board Committees: Audit, Compensation, and Nominating and Governance.  Each committee has a charter that can be found in the Investors section of our website at www.etcusa.com.  The members and chairpersons of each committee during fiscal 2012 are identified in the following table and each committee, its function, and the numbers of meetings held by each committee during fiscal 2012 are described below.

Name of Director	Independent	Audit	Compensation	Nominating and Governance
Roger Colley1	Yes	Chair	X
Dr. George K. Anderson	Yes		X	Chair
George A. Sawyer	Yes	X	Chair
Dr. Linda J. Brent	Yes	X		X
Winston E. Scott	Yes			X
Number of Meetings Held in Fiscal Year		10	2	2

1 During the fiscal year ended February 24, 2012, Mr. Stephen F. Ryan served as the Audit Committee Chairman (prior to his resignation from the Board of Directors in July 2011) and Roger Colley served as the Audit Committee Chairman (following his appointment to the Board of Directors in August 2011).

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended.  Both Mr. Ryan (prior to his July 2011 resignation) and Mr. Colley (following his August 2011 appointment) have been designated as the Audit Committee Financial Expert as defined by Item 407(d) (5) of Regulation S-K of the Securities and Exchange Commission during their respective terms.   Among other responsibilities, the Audit Committee meets (via face-to-face or via telephone) with the external auditors to review the quarterly and annual financial results and the Company’s reports on Forms 10-Q and 10-K.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent accountants in their preparation and issuance of an audit report and the performance of other audit and review services.

Mr. Ryan (prior to his resignation from the Board of Directors in July 2011) and Dr. Anderson served on our Compensation Committee during fiscal 2012, with Mr. Sawyer serving as Chairman.  Mr. Colley replaced Mr. Ryan on this Committee following his appointment to the Board of Directors in August 2011.  The Compensation Committee is charged with reviewing the compensation and incentive plans of officers and key personnel.  See also page 16 (Executive Compensation).

Dr. Brent and Mr. Scott served on our Nominating and Governance Committee during fiscal 2012, with Dr. Anderson serving as Chairman.  The Nominating and Governance Committee is charged with finding and recommending new Board of Directors members and with overseeing our compliance with all regulatory governance requirements.  The Nominating and Governance Committee works, as necessary, to identify potential Directors with skills and business experience that align with the Company’s particular needs.

The Nominating and Governance Committee, among other things, considers and makes recommendations to the Board of Directors concerning the appropriate size of the Board and nominees to stand for election or fill vacancies on the Board.  In particular, the Nominating and Governance Committee identifies, considers, and recommends candidates to fill positions on the Board in accordance with its criteria for Board membership (as such criteria are described below).  In considering and recommending director candidates to nominate for election at an annual meeting of shareholders, the Nominating and Governance Committee will initially consider nominating the current Directors whose terms are expiring and will consider their past performance on the Board, along with the criteria for Board membership, in determining whether to nominate them for re-election.  An investigation of the proposed candidates’ backgrounds is conducted to ensure there is no past history that would disqualify such candidates from serving as Directors.  Those candidates who are selected and pass the background investigation will be recommended to the full Board for nomination.

The Nominating and Governance Committee evaluates candidates based on personal and professional ethics, strength of character, integrity and values, education, experience, intelligence, independence, financial literacy, knowledge of the Company’s industry, and other background relevant to the Company’s needs.  With respect to the appointment of Mr. Colley to the Board in August 2011 to fill a vacancy, he was recommended to the Nominating and Governance Committee for consideration by a non-management director (and security holder) and the Chief Executive Officer.

The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, in order to enhance the overall quality of the Board’s deliberations and decisions, the Nominating and Governance Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions with varied skill sets and expertise.

In accordance with Section 4.03(a)(i) of the Company’s Bylaws, shareholders may nominate candidates for election as director by submitting nominations in writing to the Secretary of the Company no later than the close of business of the twentieth business day immediately preceding the date of the annual shareholders meeting (i.e., September 28, 2012).  Any Director nomination by a shareholder must include the following information about the nominee: name; age; business and residence addresses; principal occupation or employment; the number of common shares beneficially owned by the nominee; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of Directors; and a signed consent of the nominee to serve as a Director of the Company, if elected.  All late nominations are rejected.  While the Committee does not have a formal policy with regard to consideration of director candidates recommended by shareholders, the Committee will, in accordance with its Charter, make recommendations to the Board with respect to these nominations.

In addition, Mr. Lenfest, in accordance with rights granted to him under the Lenfest Financing Transaction and as a holder of the Series D and Series E Preferred Stock, discussed herein on pages 22-24, has the right to nominate certain candidates for election as director and to consent to all nominees to the Company’s Board of Directors.

The Company does not have a policy with respect to Director attendance at Annual Meetings; however, at our 2011 Annual Meeting, all Directors were in attendance except for Dr. Brent and Mr. Lenfest (both of whom had scheduling conflicts).

Communication with the Board of Directors

Interested parties should address all communications concerning the full Board of Directors or an individual Director to the attention of our Corporate Secretary, James D. Cashel, at the Company’s executive offices.  Our Corporate Secretary reviews all such communications to determine if they are related to specific products or services, are solicitations, or otherwise relate to improper or irrelevant topics.  If appropriate, a response to the communication may be provided.  Any communication directed to an individual Director relating solely to a matter involving such Director is forwarded to such Director.  Any communication directed to an individual Director relating to a matter involving both such Director and ETC or the Board of Directors, as a whole, is forwarded to such Director and the Chairman of the Board of Directors.  The balance of the communications are forwarded to the Chairman of the Board of Directors.  Except for improper communications, all communications to the Board of Directors or an individual Director received by the Corporate Secretary are kept in confidence.  These procedures were adopted unanimously by the independent Directors.

Director Independence

Our stock is quoted over-the-counter on the OTCQB Market Tier, which does not have director independence requirements.  The Company, however, according to the Company’s Bylaws and its Audit Committee Charter, requires that a minimum of three Directors qualify as “independent directors.”  The Company has generally defined independent Directors as those Directors who are neither current nor former officers of the Company or its subsidiaries, have no direct or indirect material relationship with the Company, including as a partner, stockholder or officer of an organization that has a relationship with the Company, and otherwise satisfy the independence criteria established by applicable laws and regulations.  The determination of independence will be applied by the directors using their reasonable business judgment.  During fiscal 2012, Messrs. Colley, Ryan, Sawyer, and Scott, and Dr. Anderson and Dr. Brent were our independent Directors.  Independent Directors constitute a majority of our Board of Directors.

PROPOSAL II -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed McGladrey LLP as the Company’s independent registered public accounting firm for the year ending February 22, 2013.

Although ratification of the appointment of McGladrey LLP is not legally required, the Board of Directors is asking the shareholders to ratify the appointment as a matter of good corporate governance.  If the shareholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm in future years.  Even if the shareholders ratify the appointment, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives from McGladrey LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Friedman LLP served as our independent registered public accounting firm for the fiscal years ended February 25, 2011 and February 26, 2010.

As disclosed in our Current Report on Form 8-K filed June 2, 2011, the Audit Committee of our Board of Directors dismissed Friedman LLP as ETC’s independent registered public accounting firm and engaged McGladrey LLP as its new independent registered public accounting firm, effective as of May 31, 2011, and for the fiscal year ended February 24, 2012.  The change in independent registered public accounting firm was not the result of any disagreements between ETC and Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  Moreover, for the fiscal years ended February 25, 2011 and February 26, 2010, Friedman LLP did not issue any report containing an adverse opinion, disclaimer of opinion, modification or qualification, nor did Friedman LLP ever express substantial doubt about the Company’s ability to continue as a going concern.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE RATIFICATION OF THE SELECTION OF MCGLADREY LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING FEBRUARY 22, 2013

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for the fiscal year ended February 24, 2012 with management and McGladrey LLP, the Company’s independent accountants.  The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent accountants’ independence with the independent accountants.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 24, 2012 and filed with the Securities and Exchange Commission.

The Audit Committee also reviewed the fees paid to McGladrey LLP during fiscal 2012 and determined that the services provided by McGladrey LLP are compatible with maintaining its independence.

THE AUDIT COMMITTEE

Roger Colley, Chairman
Dr. Linda J. Brent
George A. Sawyer

EXECUTIVE COMPENSATION

Objectives and Philosophy of Executive Compensation

ETC’s executive compensation program is administered by the Compensation Committee of the Board of Directors.  The Compensation Committee is currently composed of George A. Sawyer who serves as the Committee Chairman, Dr. George K. Anderson, and Roger Colley, each of whom is independent pursuant to the Company’s standards for director independence.

The Board of Directors adopted and approved a Compensation Committee Charter, which sets forth the principles and policies followed by the Compensation Committee in connection with executive compensation.  A copy of ETC’s Compensation Committee Charter is available in the Investors section of ETC’s corporate website (http://www.etcusa.com/corp/etccomp.pdf).

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	evaluate the performance of the Chief Executive Officer;
•	review and approve the base salary, bonus, incentive compensation and any other compensation for the Chief Executive Officer;
•	review the Chief Executive Officer’s recommendations for the compensation of the other executive officers, make appropriate adjustments and approve; and
•	administer our equity-based compensation plan.

Stated broadly, we seek to provide competitive compensation for our executive officers that attracts and retains qualified executives, rewards individual and company achievement, and aligns the financial interest of our executives with those of our shareholders.  We use a combination of base salary, annual cash incentives, long-term equity incentives, perquisites, and benefits programs to achieve these objectives.  We emphasize performance-based incentive compensation programs for our executives because we believe that these types of programs reward our executives when our financial and operational goals are achieved.

The Compensation Committee does not establish or recommend the amount or form of Director compensation.  These determinations are made and approved by the full Board of Directors.  Grants of stock option awards to non-employee Directors are generally made annually upon consideration and approval by the full Board of Directors with the non-employee Directors abstaining from such vote.

Compensation Philosophy and Objectives

The primary focus of our executive compensation program is to improve our performance in the short and long term.  The executive compensation program is structured to link executive compensation to the overall performance of ETC to more closely align the interests of the executive management team with the interests of ETC’s shareholders.  We seek to maximize the possibilities for enhancing shareholder value by closely aligning compensation for ETC’s executive officers with the overall financial viability of ETC (including but not limited to profitability, cash flow, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and future technology development).  It is considered essential to the success of ETC that its compensation policies enable ETC to attract, retain, and satisfactorily reward executive officers who are contributing to the long-term growth and success of ETC.

Primary Components of Executive Compensation

The primary components of ETC’s executive compensation program consist of base salary, annual cash bonus incentive opportunities, and long-term incentive opportunities in the form of options to acquire Common Stock.

Base Salary

We set base salaries for our executive officers based upon their respective positions and corresponding responsibilities and authorities.  Executive salaries are reviewed on an annual basis consistent with our fiscal reporting period.  We compare our base salaries to market benchmarks for each particular position.

The Compensation Committee specifically evaluates on an annual basis the CEO’s performance in relation to the individual goals and performance criteria in place for the period and in relation to overall Company performance.  Based on this review, they establish an appropriate base compensation level for the next fiscal year.  They also review and approve the CEO’s recommendations for executive officer compensation.

Short-term Incentive Compensation

We use short-term incentives to focus executive officers on our quarterly and annual performance plan and to reward them for achieving pre-established performance goals and strategic objectives.  These short-term incentives, along with the long-term incentives, put a significant portion of each executive officer’s pay at risk, so that these incentives are only earned when we achieve key performance goals and strategic objectives.

During fiscal 2012, our CEO participated in a short term incentive compensation plan.  Each of our other named executive officers participated in a short term incentive compensation plan for the period from March 1, 2011 through February 29, 2012.  Each executive was given a set of individual and common goals that applied for the specific period.  These goals included financial objectives tied into our annual budget, individual goals related to operating or financing objectives, and goals related to personal development.  Depending on their performance under the plan, each executive could earn an annual compensation payment up to a total of 75% of base salary for our CEO and up to 50% of base salary for the other named executive officers.

Incentive payments related to performance in fiscal 2012 under the various short term incentive plans totaled $165,000 for our CEO, $51,360 for our Chief Financial Officer (“CFO”), and $76,399 for our General Counsel and Corporate Secretary.  Certain of these payments ($165,000 for our CEO, $24,360 for our CFO, and $76,399 for our General Counsel and Corporate Secretary) were made subsequent to the end of fiscal 2012.  Our short-term incentive compensation plans are re-evaluated on a fiscal year basis for both the CEO and the other named executive officers.

Long-Term Incentive Compensation

We provide equity-based, long-term incentives to our executive officers as part of their competitive pay package because we believe that they align the interests of the officers directly with the interests of our shareholders.  We also believe that long-term incentive compensation is an important retention tool.  In fiscal 2012, only our CFO was granted stock options pursuant to the Company’s Employee, Director and Consultant Stock Plan.

Executive Benefits and Perquisites

As salaried employees, our executive officers participate in all our standard Company benefit programs.  Our health and welfare plans include medical, dental, life, short-term disability, and other coverages.  The health and related benefits provided to executive officers are offered through broad based plans applicable to all regular full-time ETC employees.  Our executive officers are also eligible to participate in the ETC Retirement Savings Plan, a qualified 401(k) plan that provides all of the executive officers with the opportunity to contribute compensation, up to the limits imposed by the Internal Revenue Code, on a pre-tax or after-tax basis.  We match 100% of the first 4% of salary contributed, and this match vests in equal shares over a period of the five subsequent years.  This Retirement Savings Plan is the same plan offered to all regular full-time ETC employees.

Employment Agreements with Executive Officers

As of February 24, 2012, we have entered into employment agreements with certain of the named executive officers listed in the Summary Compensation Table.

Chief Executive Officer Employment Agreement

On July 24, 2006, ETC entered into an employment agreement with William F. Mitchell (the “CEO Agreement”) pursuant to which Mr. Mitchell is employed as the President and Chief Executive Officer.  Mr. Mitchell also serves as the Chairman of the Board of ETC.  Under the CEO Agreement, Mr. Mitchell is entitled to receive a base salary (currently $330,000), which is subject to increase annually based on a review of his performance by ETC’s Compensation Committee.  Mr. Mitchell is also entitled to receive a bonus based on a formula and targets set forth in the CEO Agreement.

The term of the CEO Agreement was originally three years, and it has been extended for two subsequent three-year terms (currently through July 24, 2015).  Absent a termination for cause, if ETC does not renew the CEO Agreement for any additional three-year periods, Mr. Mitchell is entitled to terminate the CEO Agreement and receive certain benefits under the terms of the CEO Agreement including, without limitation, three years of base salary, bonuses, and participation in various benefit plans.  The CEO Agreement also provides Mr. Mitchell with three years of base salary, bonuses, and participation in various benefit plans of ETC if his employment is terminated due to a disability, by ETC without cause, or if Mr. Mitchell terminates his employment with ETC for good reason, including a change in control of ETC (other than a change of control in connection with an acquisition by Lenfest), each as defined in the CEO Agreement.

General Counsel and Corporate Secretary Employment Agreement

ETC has also entered into an employment agreement (the “Employment Agreement”) with James D. Cashel, our General Counsel and Corporate Secretary (the “Executive”).  Under the Employment Agreement, the Executive receives a base salary which is subject to increase annually based on a review of performance.  Additionally, the Executive is entitled to a bonus based on specific annual objectives tailored to his individual areas of responsibility.  Mr. Cashel’s Employment Agreement is effective through November 1, 2013.  Absent a termination for cause, if ETC does not renew Mr. Cashel’s Employment Agreement for an additional two-year period, he is entitled to terminate his Employment Agreement and to receive certain benefits including, without limitation, two years of base salary, bonuses and participation in various benefit plans.  Mr. Cashel’s Employment Agreement also provides him with two years of base salary, bonuses, and participation in various benefit plans of ETC if his employment is terminated due to a disability, by ETC without cause, or if he terminates his employment with ETC for good reason as defined in the Employment Agreement.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of our Named Executive Officers for fiscal 2012 and fiscal 2011.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards 9 ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
William F. Mitchell 1, Chairman of the Board, President, Chief Executive Officer, and Director	2012 2011	330,000 330,000	- -	- -	- -	165,000 247,500	- -	81,515 73,127	2 3	$ $	576,515 650,627
Robert L. Laurent, Jr.4, Chief Financial Officer	2012 2011	108,327 -	- -	- -	8,9335 -	51,360 -	- -	3,122 -	6		$171,742 -
James D. Cashel 7 , General Counsel, Corporate Secretary	2012 2011	159,342 158,000	- -	- -	- -	76,399 119,445	- -	6,689 6,634	8 8	$ $	242,430 284,079

1 ETC is party to an employment agreement with Mr. Mitchell, pursuant to which Mr. Mitchell serves as President and Chief Executive Officer.  The terms and conditions of Mr. Mitchell’s employment agreement are summarized above under “Employment Agreement with Executive Officers – Chief Executive Officer Employment Agreement.”

2 Consists of $60,012 paid to Mr. Mitchell in connection with ETC’s use of Mr. Mitchell’s properties, $1,920 in automobile allowance payments for Mr. Mitchell’s company car, $3,155 for reimbursement of a life insurance premium, and $16,428 in contributions on behalf of Mr. Mitchell pursuant to ETC’s Retirement Savings Plan.

3 Consists of $60,012 paid to Mr. Mitchell in connection with ETC’s use of Mr. Mitchell’s properties, $3,315 in automobile allowance payments for Mr. Mitchell’s company car, and $9,800 in contributions on behalf of Mr. Mitchell pursuant to ETC’s Retirement Savings Plan.

4 Mr. Laurent joined the Company in March 2011, and was named Chief Financial Officer in July 2011.

5 On September 12, 2011, Mr. Laurent was awarded stock options for 10,000 shares of the Company’s Common Stock pursuant to the Company’s 2009 Employee, Director and Consultant Stock Plan.  These options are exercisable as follows: 3,334 as of September 12, 2012, 3,333 as of September 12, 2013, and 3,333 as of September 12, 2014.

6 Consists of ETC’s contribution on behalf of Mr. Laurent pursuant to ETC’s Retirement Savings Plan.

7 ETC is party to an employment agreement with Mr. Cashel, pursuant to which Mr. Cashel serves as General Counsel and Corporate Secretary.  The terms and conditions of Mr. Cashel’s employment agreement are summarized above under “Employment Agreement with Executive Officers – General Counsel and Corporate Secretary Employment Agreement.”

8 Consists of ETC’s contribution on behalf of Mr. Cashel pursuant to ETC’s Retirement Savings Plan.

9 The Company determines the grant date fair-value of stock-based compensation using the Black-Scholes valuation model prescribed under the applicable accounting guidance (FASB ASC 718).  For the amounts in column (f), the Company used the following assumptions: expected volatility of 36.6%; risk-free interest rate of 0.35%; and an expected life of ten years.

Outstanding Equity Awards at Fiscal Year-end

This table summarizes the equity awards held by our Named Executive Officers as of February 24, 2012.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date
(a)	(b)	(c)		(e)		(f)
William F. Mitchell, Chairman of the Board, President, Chief Executive Officer, and Director	22,000	11,000	1	$ $	2.64 2.64	12/17/2019 12/17/2019
Robert L. Laurent, Jr., Chief Financial Officer	-	10,000	2		$2.00	9/12/2021
James D. Cashel, General Counsel, Corporate Secretary	10,333	5,167	3	$ $	2.64 2.64	12/17/2019 12/17/2019

1 These options vest as follows:  11,000 vest on 12/17/2012.
2 These options vest as follows:  3,334 vest on 9/12/2012, 3,333 vest on 9/12/2013, and 3,333 vest on 9/12/2014.
3 These options vest as follows:  5,167 vest on 12/17/2012.

Summary of Employee Benefit Plans

Employee, Director and Consultant Stock Plan

In July 2009, the Company adopted the 2009 Employee, Director and Consultant Stock Plan.  This Plan authorizes the Board of Directors (or a committee appointed under the Board) to grant option awards for the purchase of Common Stock or Common Stock awards of up to 1,000,000 shares of Common Stock to employees, officers, directors, consultants and advisors of the Company and its subsidiaries.  The Plan allows for the establishment of an exercise price at the time each option is granted.  The exercise price shall not be less than the fair market value (or in the case of a ten percent owner, 110%) of a share of the Company’s Common Stock on the date of grant of such option.  The plan also allows the Board or its appointed committee to establish the exercise period(s) of any option awards.  Granted options have a maximum term of 10 years.  This Plan was approved by the shareholders on July 2, 2009.  As of February 24, 2012, there were 877,000 shares available to be granted under this Plan.

Non-employee Director Stock Plan

In September 2005, the Company adopted a stock option plan which allows for the granting to non-employee members of the Company’s Board of Directors of options to purchase up to 600,000 shares of Common Stock.  The Plan provides that the option exercise price shall not be less than 100% of the current market price of the stock on the date of the grant.  The amount of each individual award and the vesting period are determined by the Board of Directors or its appointed committee.  Granted options have a maximum term of 10 years.  The Plan shall remain in effect until terminated by the Board of Directors.  At February 24, 2012, there were 520,000 shares available to be granted under this Plan.

Employee Stock Purchase Plan

We have an Employee Stock Purchase Plan, which was adopted by the Board of Directors on November 3, 1987.  All employees meeting service requirements, except officers, directors, and 10% shareholders, are eligible to voluntarily purchase Common Stock through payroll deductions up to 10% of salary.  We make a matching contribution equal to 20% of the employee's contribution.  We originally reserved 270,000 shares for issuance under this plan, of which 174,375 shares are still remaining.

Equity Compensation Plan Information

The following table provides certain summary information as of February 24, 2012 concerning our compensation plans under which shares of our Common Stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)] (#)
	(a)	(b)	(c)
Equity compensation plans approved by Security holders	864,856	$2.20	1,397,000
Equity compensation plans not approved by security holders	-	N/A	174,375	1
Total	864,856	$2.20	1,571,375

1 Represents shares of Common Stock available under the Employee Stock Purchase Plan.

Director Compensation

Currently our directors who do not serve as officers are paid a fee of $5,000 (either in cash or equivalent value of Common Stock of the Company) per calendar quarter for attending annually four Board of Directors meetings, four Audit Committee meetings, and two each of Nominating/Governance and Compensation Committee meetings.  For additional Board meetings, directors receive $1,000 per meeting.  For additional committee meetings, directors receive either $1,500 for each in-person meeting or $250 for each teleconference meeting.  Additionally, non-employee directors may be awarded options to purchase Common Stock of the Company; however, in fiscal 2012, no option awards were granted.

Fiscal 2012 Director Compensation Table

The following table sets forth the compensation paid by the Company to each of its non-employee Directors for fiscal 2012.

Name	Fees Earned and Paid in Cash ($)	Fees Earned and Paid in Stock 1 ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation 9 ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
George K. Anderson, M.D.2	24,500					2,602	$27,102
Linda J. Brent, Ed.D.3	23,750					1,046	$24,796
Roger Colley 4	12,750					1,015	$13,765
H. F. Lenfest 5		20,000					$20,000
George A. Sawyer 6	2,250	23,000				2,501	$27,751
Winston E. Scott 7	16,500	5,000					$21,500
Stephen F. Ryan 8	5,000					706	$5,706

1
ETC used the closing price of its Common Stock on the date of grant as reported over-the-counter on the OTCQB Market Tier to compute the grant date fair value of these awards in accordance with FASB ASC 718.

2	Dr. Anderson held options to purchase an aggregate of 60,000 shares of our Common Stock as of February 24, 2012.
3	Dr. Brent did not hold any options to purchase shares of our Common Stock as of February 24, 2012.
4	Mr. Colley did not hold any options to purchase shares of our Common Stock as of February 24, 2012.
5	Mr. Lenfest did not hold any options to purchase shares of our Common Stock as of February 24, 2012.
6	Mr. Sawyer held options to purchase an aggregate of 10,000 shares of our Common Stock as of February 24, 2012.
7	Mr. Scott did not hold any options to purchase shares of our Common Stock as of February 24, 2012.
8	Mr. Ryan, who resigned from the Company’s Board of Directors in July 2011, held options to purchase an aggregate of 10,000 shares of our Common Stock as of February 24, 2012.
9	Other compensation represents expense reimbursements.

TRANSACTIONS WITH RELATED PERSONS

Transactions with H.F. Lenfest in Fiscal 2011 and Fiscal 2012

By way of background, effective April 24, 2009, we entered into a transaction (the “Lenfest Financing Transaction”) with H.F. Lenfest, a major shareholder and member of our Board of Directors (“Lenfest”) that provided for, among other things, the following: (i) the exchange of the Subordinated Note (as defined below) held by Lenfest, together with all accrued interest and warrants issuable under the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock held by Lenfest, together with all accrued dividends thereon, for a new class of preferred stock, Series E Preferred Stock, of the Company, the terms of which are described below; and (ii) the guarantee by Lenfest of all of ETC’s obligations to PNC Bank in connection with an increase of the existing $15,000,000 revolving line of credit with PNC Bank (the “2007 PNC Credit Facility”) to $20,000,000, and in connection with this guarantee, the pledge by Lenfest to PNC Bank of $10,000,000 in marketable securities.

In connection with the Lenfest Financing Transaction, the Company established a credit facility in the maximum amount of $7,500,000 with Lenfest (the “Lenfest Credit Facility”).  The Lenfest Credit Facility has expired and the Company has no future obligations to Lenfest under it; however, at the time when the Lenfest Credit Facility was established, in April 2009, ETC issued to Lenfest a warrant (the “$2 Million Loan Warrant”) to purchase 143,885 shares of ETC Common Stock, at an exercise price per share equal to $1.39, which was equal to the average price of ETC Common Stock for the 120 trading days immediately preceding the date of this warrant.  This warrant is still outstanding and expires on April 24, 2016.

Exchange of Existing Instruments for Series E Preferred Stock

As part of the Lenfest Financing Transaction, the Subordinated Note in the original principal amount of $10,000,000 issued by ETC to Lenfest on February 18, 2003, together with all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by Lenfest, together with all accrued dividends thereon, were exchanged (the “Series E Exchange”) for shares of a newly-created class of Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”).

The Series E Preferred Stock provides for a dividend equal to 10% per annum.  The dividend is payable on the liquidation of ETC, on the conversion of the Series E Preferred Stock or following declaration by the Board of Directors of ETC.  Upon liquidation, dissolution or winding up of ETC, the Series E Preferred Stock will have the right to receive the original investment amount plus accrued dividends.  To the extent of any remaining funds or assets, the Series E Preferred Stock will participate on an as-converted basis in additional distributions.  The Series E Preferred Stock will rank pari passu (i.e., equally and without preference) with the Series D Preferred Stock (the Series D Preferred Stock is discussed below).  The Series E Preferred Stock votes with the ETC Common Stock on an as converted basis on all matters that require the vote of ETC’s shareholders.

The Series E Preferred Stock is convertible, at Lenfest’s request, into shares of ETC Common Stock at a conversion price equal to $2.00 per common share.

The Series E Preferred Stock contains anti-dilution protection for issuances of ETC’s Common Stock or securities convertible into ETC’s Common Stock at prices below the conversion price of the Series E Preferred Stock.

So long as any shares of Series E Preferred Stock remain outstanding, the Board of Directors will include the Chief Executive Officer of ETC and one member who is nominated by the holders of shares of Series E Preferred Stock (currently Lenfest), voting separately as a single class, which director may be removed from office, and any vacancy caused by the resignation, death or removal of the Series E Director Nominee shall be filled by the holders of a majority of the then outstanding shares of Series E Preferred Stock.

ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

The Series E Preferred Stock is classified in the Company’s balance sheet as permanent equity.

Repurchase and Retirement of Series E Preferred Stock

On March 10, 2010, August 12, 2010, and February 9, 2011, ETC entered into three separate agreements with Lenfest to repurchase and retire a total of 2,000 shares of Series E Preferred Stock owned by Lenfest.  In the three agreements, the repurchases were made at the stated price of $1,000 per share.  These repurchases were disclosed in our Current Reports on Form 8-K, filed with the SEC on March 10, 2010, August 12, 2010, and February 9, 2011.

Series D Preferred Stock

ETC has also created a class of Series D Preferred Stock.  The Series D Preferred Stock was issued for the payment to Lenfest of the origination fee and interest as described below.  The Series D Preferred Stock provides for a dividend equal to 10% per annum.  The dividend will be paid on the liquidation of ETC, on the conversion of the Series D Preferred Stock or following declaration by the Board of Directors of ETC.  Upon liquidation, dissolution or winding up of ETC, the Series D Preferred Stock will have the right to receive the original investment amount plus accrued dividends.  To the extent of any remaining funds or assets, the Series D Preferred Stock will participate on an as-converted basis in additional distributions.  The Series D Preferred Stock ranks pari passu (i.e., equally and without preference) with the Series E Preferred Stock.  The Series D Preferred Stock votes with the ETC Common Stock on an as converted basis on all matters that require the vote of ETC’s shareholders.

The Series D Preferred Stock is convertible, at Lenfest’s request, into ETC common shares at a conversion price equal to the fair market value of ETC’s Common Stock on the date of issuance of the shares of Series D Preferred Stock.

The Series D Preferred Stock contains anti-dilution protection for issuances of ETC’s Common Stock or securities convertible into ETC’s Common Stock at prices below the conversion price of the Series D Preferred Stock.

So long as any shares of Series D Preferred Stock remain outstanding, the Board of Directors will include the Chief Executive Officer of ETC and one member who is nominated by the holders of shares of Series D Preferred Stock (currently Lenfest), voting separately as a single class, which director may be removed from office, and any vacancy caused by the resignation, death or removal of the Series D Director Nominee shall be filled by the holders of a majority of the then outstanding shares of Series D Preferred Stock.

ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of Common Stock issuable upon conversion of the Series D Preferred Stock.

The Series D Preferred Stock is classified in the Company’s balance sheet as permanent equity.

Increased PNC Bank Credit Facility and Issuance of New Guarantee

On April 24, 2009, PNC Bank agreed to increase the amount of financing available under the 2007 PNC Credit Facility from $15,000,000 to $20,000,000 subject to the condition that Lenfest continues to personally guaranty all of ETC’s obligations to PNC Bank (the “Lenfest Guaranty”) and that Lenfest pledges $10,000,000 in marketable securities as collateral security for his guaranty (the “Lenfest Pledge”).

The terms of PNC Bank’s agreement to increase the amount of financing under the 2007 PNC Credit Facility are set forth in a letter agreement, dated April 24, 2009, between ETC and PNC Bank (the “PNC Letter Agreement”).  Subsequent to the execution of the PNC Letter Agreement, ETC and PNC Bank entered into the Amended and Restated Credit Agreement (the “Amended and Restated PNC Credit Agreement”) and the Second Amended and Restated Reimbursement Agreement for Letters of Credit (the “Amended and Restated Reimbursement Agreement”) in the forms attached to the PNC Letter Agreement.  The promissory note executed by ETC in favor of PNC Bank in connection with the 2007 PNC Credit Facility was cancelled and replaced with the Amended and Restated Promissory Note in the principal amount of $20,000,000 in the form attached to the PNC Letter Agreement (the “Amended and Restated PNC Note”).  Lenfest executed and delivered to PNC Bank the following agreements, the forms of with are attached to the PNC Letter Agreement: (i) an Amended and Restated Guaranty Agreement, which would replace the Restated Guaranty executed by Lenfest in connection with the 2007 PNC Credit Facility (the “Amended and Restated Guaranty”), (ii) a Pledge Agreement, pursuant to which Lenfest shall make the Lenfest Pledge, and (iii) a Notification and Control Agreement.  These agreements, together with the Amended and Restated PNC Credit Agreement, the Amended and Restated Reimbursement Agreement and the Amended and Restated PNC Note are collectively referred to herein as the “2009 PNC Financing Documents”.

Borrowings under the Amended and Restated PNC Credit Agreement are available for working capital or other general business purposes and for issuances of letters of credit.  Borrowings made under the Amended and Restated PNC Credit Agreement will bear interest at the London Interbank Offered Rate (as described in the Amended and Restated PNC Note) plus 2.50%.  Additionally, ETC will be obligated to pay a fee of 0.125% per annum for unused available funds.

The Amended and Restated PNC Credit Agreement contains affirmative and negative covenants that are customary for transactions of this type, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates.

The Amended and Restated Reimbursement Agreement governs letters of credit issued pursuant to the Amended and Restated PNC Credit Agreement.

All of ETC’s indebtedness to Lenfest shall be subordinated to the indebtedness under the 2009 PNC Financing Documents pursuant to the terms of the Second Amended and Restated Subordination and Intercreditor Agreement, dated April 24, 2009, by and among the Company, Lenfest and PNC Bank.

The July 2, 2009 approval of the Lenfest Financing Transaction by the Company’s shareholders entitles Lenfest to certain rights and privileges that include, among other things, that Lenfest shall have the right to consent to all nominees to ETC's Board of Directors and that two members of ETC’s Board of Directors shall be Lenfest and ETC’s current Chief Executive Officer.

First and Second Amendments to Amended and Restated PNC Credit Agreement

On October 1, 2009, the Amended and Restated PNC Credit Agreement was amended to extend the maturity date to June 30, 2011.  Additionally, the affirmative covenants were adjusted.  The Consolidated Tangible Net Worth covenant was modified to reflect the impact on the Company’s balance sheet of the Lenfest Financing Transaction.  Effective with each fiscal quarter ending after October 1, 2009, the Company must maintain a minimum Consolidated Tangible Net Worth of at least $10,000,000.  The Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) covenant was changed to a minimum of $1,200,000 for the fiscal quarter ended August 28, 2009, and $1,000,000 for the fiscal quarter ended November 27, 2009.  Beginning with the first fiscal quarter ending after December 1, 2009, and for each fiscal quarter ending thereafter, the Company must maintain a minimum aggregate EBITDA of $4,000,000 for the fiscal quarter then ending and the three preceding fiscal quarters.  At all times prior to February 24, 2012, the Company has operated in compliance with the above-referenced affirmative covenants.

On August 18, 2010, ETC and PNC Bank executed a Second Amendment to the Amended and Restated PNC Credit Agreement, which extended the Expiration Date from June 30, 2011 to June 30, 2013.

When the 2009 PNC Financing Documents were entered into, and ETC paid to Lenfest an origination fee equal to 1% of the Lenfest Pledge and has since paid annual interest equal to 2% of the Lenfest Pledge, each payable in shares of Series D Preferred Stock.  In consideration of Lenfest entering into the Amended and Restated Guaranty, ETC issued to Lenfest warrants to purchase shares of ETC Common Stock equal to 10% of the amount of the $5,000,000 increase in funding available under the Amended and Restated PNC Credit Agreement (the “$5 Million Warrant”).  The warrants are exercisable for seven years following issuance at an exercise price per share equal to $1.11, which was equal to the average price of ETC Common Stock for the 120 trading days immediately preceding the date of this warrant.

Amendments to $2 Million Loan Warrant and the $5 Million Warrant

On January 4, 2011, the Company entered into amendments to each of the warrants issued to Lenfest (i.e., the $2 Million Loan Warrant and the $5 Million Warrant) pursuant to which Lenfest agreed to remove a provision in each of the warrants which provided anti-dilution protection in the event the Company issued securities at a price below the exercise price set forth in the warrants.  These amendments were disclosed in our Current Report on Form 8-K, filed with the SEC on January 7, 2011.

Other Related Party Transactions

ETC purchases industrial products from Industrial Instruments and Supplies, Inc. (“Industrial Instruments”), which is owned by Christine and Charles Walter, the daughter and son-in-law of William F. Mitchell, ETC’s President and Chief Executive Officer.  During fiscal 2012 and fiscal 2011, the Company purchased $634,000 and $492,000, respectively, from Industrial Instruments.  As of February 24, 2012, ETC owed $89,000 to Industrial Instruments.  ETC also rents office space to Industrial Instruments at ETC’s corporate headquarters.  During both fiscal 2012 and fiscal 2011, Industrial Instruments paid to ETC rent in the amounts of $8,000.

ETC purchases travel accommodations from Jet Set Travels, a company that employs Kathleen Mahon, the daughter of Mr. Mitchell.  During fiscal 2012 and fiscal 2011, ETC purchased travel through Jet Set Travels totaling $421,000 and $293,000, respectively, and Ms. Mahon received approximately $22,000 in fiscal 2012 and $10,000 in fiscal 2011 from her employer in commissions on account of such purchases.  Ms. Mahon is also engaged by ETC as a consultant to review expense reports submitted by Company employees.  During both fiscal 2012 and fiscal 2011, Ms. Mahon received $20,000 in consideration of such services.

ETC employs William F. Mitchell, Jr., the son of Mr. Mitchell, as its Vice President, Contracts/Purchasing, and David Mitchell, the son of Mr. Mitchell, as its Business Unit Manager of the Sterilization Systems Group.  In fiscal 2012, Mr. William F. Mitchell, Jr. received $175,000 and Mr. David Mitchell received $211,000 in compensation from ETC.  In fiscal 2011, Mr. William F. Mitchell, Jr. received $167,000 and Mr. David Mitchell received $179,000 in compensation from ETC.

ETC uses two properties owned by Mr. Mitchell.  During both fiscal 2012 and fiscal 2011, ETC paid $60,012 to Mr. Mitchell in connection with ETC’s use of these properties.

Review, Approval, or Ratification of Transactions with Related Parties

We have not adopted any formal policies or procedures for the review, approval, or ratification of certain related-party transactions; however, such transactions, if and when they are proposed or have occurred, have traditionally been, and will continue to be, reviewed by our Audit Committee on a case-by-case basis.  The Audit Committee may consider any relevant factors when reviewing the appropriateness of a related-party transaction, including, but not limited to, the following: (i) the importance of the transaction to ETC; (ii) the amount involved in the proposed transaction; (iii) the specific interest of the director or executive officer (or immediate family members of same) in the proposed transaction; and (iv) the overall fairness of the terms of the transaction to ETC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. The rules of the SEC regarding the filing of Section 16(a) reports require that we disclose “late filings” of Section 16(a) reports.

Based solely on our review of the copies of such forms which we received, or written representations from reporting persons that no Section 16(a) reports were required for those persons, there were no instances of late filings during fiscal 2012.

INDEPENDENT PUBLIC ACCOUNTANTS – ACCOUNTING FEES

Under the Company’s Bylaws and the Charter of the Audit Committee of the Board of Directors, authority to select the Company’s auditors rests with the Audit Committee of the Board of Directors.  Such selection is made through the formal act of the Audit Committee.

Principal Accountant for Fiscal 2012

McGladrey LLP was the Company’s independent registered public accounting firm for the fiscal year ended February 24, 2012.  A representative of McGladrey LLP is expected to attend the Annual Meeting.  That representative will have an opportunity to make a statement at the Annual Meeting if he desires to do so and will be available to respond to appropriate shareholder questions.

Accounting Fees

The following table presents fees for professional audit services rendered by the Company’s independent registered public accounting firm, McGladrey LLP (for fiscal 2012) and Friedman LLP (for fiscal 2011), for professional services rendered.  The fees include charges for quarterly financial statement reviews and the annual audit, employee benefit plans, and tax services for fiscal 2012 and fiscal 2011.

	Fiscal 2012	Fiscal 2011 3
Audit fees	$263,592	$252,533
Audit related fees 1	15,000	35,863
Audit and audit related fees	278,592	288,396
Tax fees 2	49,300	44,316
Total fees	$327,892	$332,712

1	Audit related fees consist of fees related to review of employee benefit plan audits.
2	Tax fees consist of tax compliance services and other consultations on miscellaneous tax matters.
3
Fiscal 2011 total fees were increased by $108,555 compared to the $224,157 appearing in the prior year’s proxy statement.  The $108,555, which is comprised of audit fees of $105,787 and tax fees of $2,768, represents fees for services pertaining to fiscal 2011, for which invoices were not received until subsequent to fiscal 2011.

All services rendered for the Company by McGladrey LLP in fiscal 2012 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.  The Audit Committee’s Pre-Approval Policy provides for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm.  Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit-related, tax services, and all other services).  The Audit Committee may delegate this authority in writing to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

The Company’s 2013 Annual Meeting of Shareholders is expected to be held on or about July 18, 2013.

Proposals which shareholders desire to have included in the Proxy Statement for the 2013 Annual Meeting of Shareholders must conform to the applicable rules of the Securities and Exchange Commission (including Rule 14a-8 of the Securities Exchange Act of 1934, as amended) concerning the submission and content of proposals and must be received in writing at the Company’s executive offices, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 on or before February 18, 2013.

In accordance with Section 4.03(a)(i) of the Company’s Bylaws, shareholders may nominate candidates for election as Director by submitting nominations in writing to the Secretary of the Company no later than the close of business on the twentieth business day immediately preceding the date of the annual shareholders meeting.

Any Director nomination by a shareholder must include the following information about the nominee:

•	name;

•	age;

•	business and residence address;

•	principal occupation or employment;

•	the number of common shares beneficially owned by the nominee;

•	the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of Directors; and

•	a signed consent of the nominee to serve as a Director of Environmental Tectonics Corporation, if elected.

Other than a proposal for nomination for the election of a Director which is subject to the advance notice requirements described above, if notice of a shareholder proposal intended to be presented at the 2013 Annual Meeting of Shareholders is not received by us on or before May 7, 2013 (whether or not the shareholder wishes the proposal to be included in the Proxy Statement for such annual meeting), we (through management proxy holders) may exercise discretionary voting authority on such proposal when and if the proposal is raised at the annual meeting without any reference to the matter in the Proxy Statement.

OTHER MATTERS

The Company knows of no other business which will be presented for consideration at the Annual Meeting.  However, if other matters come before the Annual Meeting, it is the intention of the proxy holders to vote upon such matters as they, in their discretion, may determine.

The Company’s Annual Report for the fiscal year ended February 24, 2012 is enclosed.  Each person solicited hereunder can obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 24, 2012, as filed with the Securities and Exchange Commission on August 2, 2012, without charge by sending a written request to Environmental Tectonics Corporation, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966, Attention: James D. Cashel, Corporate Secretary.  In addition, the Company’s Annual Report on Form 10-K is accessible on the Internet at the Company’s website located at http://phx.corporate-ir.net/phoenix.zhtml?c=106827&p=proxy and at the Securities and Exchange Commission’s website located at www.sec.gov.

ENVIRONMENTAL TECTONICS CORPORATION

ANNUAL MEETING TO BE HELD ON OCTOBER 18, 2012
PROXY SOLICITED ON BEHALF OF ETC BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Laurent, Jr. and James D. Cashel, or either of them acting singly, as proxies of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of Common Stock of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania, on October 18, 2012, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Annual Meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side. In their discretion, the proxies are each authorized to vote upon any and all other matters that may properly be brought before the Annual Meeting and at any and all adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed postage-paid envelope.

PROXY INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF ENVIRONMENTAL TECTONICS CORPORATION.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 18, 2012:  The notice of Annual Meeting, Proxy Statement and Proxy Card and our 2012 Annual Report are available at the Investors section of our website at http://phx.corporate-ir.net/phoenix.zhtml?c=106827&p=proxy.

Please mark your [X] votes as in this example.

1.	Election of Directors

George K. Anderson, M.D. Linda J. Brent, Ed.D. Roger Colley H. F. Lenfest William F. Mitchell George A. Sawyer Winston E. Scott
The Board recommends a vote FOR ALL NOMINEES
☐ FOR ALL NOMINEES		☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐  FOR ALL EXCEPT
To withhold authority to vote for any individual nominee, identify by mark the nominees for which you wish to withhold your vote:

☐  George K. Anderson, M.D.
☐  Linda J. Brent, Ed.D.
☐  H. F. Lenfest
☐  William F. Mitchell
☐  Stephen F. Ryan
☐  George A. Sawyer
☐  Winston E. Scott

2.	To ratify the appointment of McGladrey LLP as the independent registered public accounting firm.	☐ YES	☐ NO	☐ ABSTAIN
The Board recommends a vote of YES

Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date:	, 2012
Signature

I plan to attend the meeting:		Title (if applicable)

Yes ☐ No ☐
Signature if held jointly